UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 28, 2011

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

As disclosed in Item 8.01 below, on January 31, 2011 the Company sold 416,840 shares of the Company’s Common Stock (the “Shares”) for a total purchase price of $20 million.

Item 8.01.	Other Events

On January 28, 2011 the Company entered into a binding Letter of Agreement (the “Behavioral Letter Agreement”) with Blue Shield of California (“Blue Shield”) to manage, on a risk and administrative services only basis, the behavioral health, employee assistance program and related benefits for Blue Shield members beginning on January 1, 2012.  The Behavioral Letter Agreement has an 8 year term ending on December 31, 2019 but may be terminated by Blue Shield, without cause, beginning after December 31, 2017.  The Company anticipates annual revenue from this contract in 2012 to be approximately $150 million.   The parties have agreed to work in good faith to finalize definitive agreements reflecting the terms of the Behavioral Letter Agreement.  The Behavioral Letter Agreement also requires that the parties receive regulatory approvals in California before October 1, 2011. While the parties do not anticipate any difficulties finalizing the terms of definitive agreements or in obtaining such regulatory approvals, there can be no assurance that such definitive agreements will be finalized or that such required regulatory approvals will be obtained.

The Company and Blue Shield on January 28, 2011 also entered into a non-exclusive strategic relationship comprised of two components:

(i) A non-exclusive Strategic Alliance Agreement (the “Alliance Agreement”)  pursuant to which the parties will evaluate and consider joint development of products in the State of California.  The Alliance Agreement also provides the Company an opportunity to offer to provide additional outsourced services offered by the Company to Blue Shield in the event that Blue Shield decides to replace an existing service provider, outsource a service it has not previously outsourced, or offer a product it has not previously offered. The provision of any such additional services is not mandatory and is subject to the parties agreeing on the terms of a new agreement for any such services.

(ii)  A Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which on January 31, 2011 Blue Shield purchased 416, 840 shares of the Company’s Common Stock  (the “Shares”) for a total purchase price of $20 million.  The Shares were issued to Blue Shield, an accredited investor, in a private placement pursuant to Regulation D of the Securities Act of 1933. Blue Shield has agreed not to transfer such Shares for a two year period, except in the event of any change in control of the Company as defined in the Share Purchase Agreement.    The fair market value purchase price for the Shares issued was determined taking into account the recent trading price of the Company’s Common Stock on NASDAQ and the restrictions on transfer of the Shares agreed to by Blue Shield.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: February 1, 2011	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and
Chief Financial Officer